SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549




                         FORM 8-K

                      CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): September
11, 1997



               AMERICAN GENERAL CORPORATION
    (Exact name of registrant as specified in charter)



       Texas                   1-7981               74-0483432
  (State or other              (Commission File     (IRS Employer
  jurisdiction of                 Number)           Identification
  incorporation)                                     Number)


     2929 Allen Parkway, Houston, Texas         77019
(Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code:
(713) 522-1111


Item 5.     Other Events

       American General Corporation (the "Company") and
       Western National Corporation ("Western National") today jointly announced a definitive agreement under which the Company will acquire the remaining 54.8% of the common equivalent shares of Western National for a total consideration consisting of cash and American General common stock valued at approximately $1.2 billion or $29.75 per share. The transaction, which is subject to approval by Western National's shareholders and requisite regulatory authorities, will be taxable to Western National shareholders and is expected to close in early
       1998.

Item 7.     Financial Statements, Pro Forma Financial
Information and Exhibits.

  (c)  Exhibits

       Exhibit Number

       10.1 Agreement and Plan of Merger, dated as of September 11, 1997, among Western National, the Company, and Astro Acquisition Corp.

       99.1 News Release issued September 12, 1997.

                         SIGNATURE


       Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                        AMERICAN GENERAL CORPORATION



Dated: September 12, 1997  By:  /S/ NICHOLAS R. RASMUSSEN
                        Name:   Nicholas R. Rasmussen
                        Title:  Senior Vice President-Corporate Development

                       EXHIBIT INDEX



Exhibit
Number                      Description


10.1 Agreement and Plan of Merger, dated as of September 11, 1997, among Western National, the
            Company, and Astro Acquisition Corp.

99.1        News Release issued September 12, 1997.